Exhibit 5.1



                            MAYER, BROWN, ROWE & MAW
                                  1675 Broadway
                          New York, New York 10019-5820


                                                                  MAIN TELEPHONE
                                                                  (212) 506-2500
                                                                     MAIN FAX
                                                                  (212) 262-1910



                                                    July 3, 2002

Coinmach Corporation
303 Sunnyside Blvd.
Suite 70
Plainview, New York  11803

Ladies and Gentlemen:

     We have acted as special counsel to Coinmach Corporation, a Delaware corporation (the "Company"), and the Subsidiary Guarantors (as defined below) in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed exchange of 9% Senior Notes Due 2010 of the Company (the "New Notes") for any and all of the Company's issued and outstanding 9% Senior Notes Due 2010 (the "Old Notes"). The Old Notes and the New Notes are guaranteed (the "Guarantees") by each of Super Laundry Equipment Corp., a New York corporation, Grand Wash & Dry Launderette, Inc., a New York corporation, and American Laundry Corp, a Delaware corporation (collectively, the "Subsidiary Guarantors"). Capitalized terms used herein have the meanings set forth in the Registration Statement, unless otherwise defined herein.

     In rendering the opinions set forth below, we have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed necessary or appropriate. In all such examinations, we have relied upon the genuineness of all signatures, the authenticity of all original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. We also have assumed, with respect to all parties to agreements or instruments relevant hereto other than the Company and the Subsidiary Guarantors, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to various questions of fact relevant to such opinions, we have relied upon, and have assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company and others.


             MAYER, BROWN, ROWE & MAW IS A U.S. GENERAL PARTNERSHIP. WE OPERATE IN COMBINATION WITH OUR ASSOCIATED ENGLISH
                    PARTNERSHIP IN THE OFFICES LISTED BELOW.

     Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles
                 Manchester New York Palo Alto Paris Washington
 INDEPENDENT MEXICO CITY CORRESPONDENT: Jauregui, Navarrete, Nader y Rojas, S.C.

MAYER, BROWN, ROWE & MAW

        Coinmach Corporation
        July 3, 2002
        Page 2




     Based  upon  the   foregoing   and   subject  to  the  other   limitations,
qualifications and assumptions set forth herein, we are of the opinion that:

     1. the Company has duly authorized the issuance of the New Notes and, upon the due execution and authentication of the New Notes in accordance with the terms of the Indenture and delivery thereof in exchange for the Old Notes, the New Notes will constitute valid and binding obligations of the Company, enforceable in accordance with their terms and entitled to the benefits of the Indenture, subject to
          (i)  bankruptcy,  insolvency,  reorganization,   fraudulent  transfer,
          moratorium or other laws now or hereafter in effect affecting creditors' rights generally, and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness) whether considered in a proceeding in equity or at law.

     2. the Subsidiary Guarantors have duly authorized the Guarantees and, upon the due execution and delivery thereof and the due execution and authentication of the New Notes in accordance with the terms of the Indenture and delivery thereof in exchange for the Old Notes, each such Guarantee will constitute the valid and binding obligation of each of the Subsidiary Guarantors, enforceable in accordance with its terms and entitled to the benefits of the Indenture, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors' rights generally, and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness) whether considered in a proceeding in equity or at law.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.

     The opinions expressed herein are solely for your benefit and may not be relied upon for any purpose except as specifically provided for herein, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                                     Sincerely,


                                                     Mayer, Brown, Rowe & Maw